Exhibit 10.5

GUARANTEE

OF

CĪON INVESTMENT CORPORATION.

CĪON INVESTMENT CORPORATION, a Maryland corporation, hereby agrees to unconditionally and irrevocably guarantee (this “Guarantee”) to (a) 34th Street Funding, LLC, a Delaware limited liability company (“34th Street Funding”), and to each assignee and pledgee of 34th Street Funding and (b) JPMorgan Chase Bank, National Association, in its capacity as administrative agent (in such capacity, the “Administrative Agent” and, together with 34th Street Funding, the “Guaranteed Parties”) under that certain loan and security agreement, dated as of August 26, 2016 (the “Loan and Security Agreement”), by and among 34th Street Funding, as borrower, CĪON Investment Management, LLC (“CIM”), as portfolio manager, the lenders party thereto, the Administrative Agent and U.S. Bank National Association (“USB”), as collateral agent (in such capacity, the “Collateral Agent”), as collateral administrator and as securities intermediary, the due and punctual payment and performance of all covenants, agreements, indemnities and other obligations (collectively, the “Guaranteed Obligations”) of CIM under the Portfolio Management Agreement, dated as of August 26, 2016 (as may be further amended, modified or supplemented from time to time, the “Portfolio Management Agreement”), by and between 34th Street Funding and CIM. This Guarantee is an irrevocable, absolute, unconditional and continuing guarantee of the full and punctual performance of all Guaranteed Obligations.

The undersigned hereby waives any presentment, demand of payment, protest and notice of nonpayment, dishonor or protest thereof or of any exchange, sale, surrender, release or any other notice or demand to which the undersigned may otherwise be entitled. The undersigned shall not be exonerated or discharged from liability hereunder by any time or grace period given to CIM or by any other indulgence or concession granted to CIM, including, without limitation, any such period, indulgence or concession whatsoever affecting or preventing a recovery of any of the Guaranteed Obligations that, but for this provision, might operate to exonerate or discharge the undersigned, from its obligations hereunder.

The undersigned further agrees that its liabilities hereunder shall be irrevocable and unconditional and in no way be affected, impaired, released, reduced or discharged by reason of the occurrence of any of the following, although without further notice to or consent of the undersigned, (i) any bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, receivership or trusteeship affecting CIM or the undersigned; (ii) any claim, defense or right of set-off of CIM, the undersigned or any other person may have against the Guaranteed Parties; or (iii) any other circumstances that might otherwise constitute a defense available to, or a discharge of, CIM or the undersigned.

Notice of acceptance of this Guarantee and of the incurring of any or all of the Guaranteed Obligations is hereby waived by the undersigned, and this Guarantee and all of the terms and provisions hereof shall immediately be binding upon the undersigned from the date of the execution of this Guarantee.

The Guaranteed Parties may enforce the undersigned’s obligations hereunder without in any way first pursuing or exhausting any other rights or remedies which the Guaranteed Parties may have against CIM or against any other person, firm or corporation.

If demand shall have been made for payment or performance of any of the Guaranteed Obligations hereunder or if an event resulting in any of the Guaranteed Obligations becoming payable or performable shall at any time have occurred and the Guaranteed Obligations becoming payable or performable shall at such time be prevented by reason of the pendency against CIM of a case or proceeding under any bankruptcy or insolvency law, the undersigned agrees that, for purposes of this Guarantee and its obligations hereunder, the Guaranteed Obligations shall be deemed to have become payable or performable and the undersigned shall forthwith pay or perform the Guaranteed Obligations, without any further notice or demand.

The undersigned expressly waives any and all rights of subrogation, reimbursement, contribution, exoneration and indemnity (contractual, statutory or otherwise) arising from the existence or performance of this Guarantee and the undersigned irrevocably waives any right to enforce any remedy that the Guaranteed Parties now have or may hereafter have against CIM, or any other person, and waives any benefit of, and any right to participate in, any security now or hereafter held by the Guaranteed Parties, in each case, until such time as the Guaranteed Obligations have been finally and indefeasibly paid in full in cash to the Guaranteed Parties. The provisions of this paragraph shall survive the termination and payment in full of the Guaranteed Obligations.

THE UNDERSIGNED HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO OR BENEFICIARY HEREOF ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS GUARANTEE.

THIS GUARANTEE AND ALL RIGHTS, OBLIGATIONS AND LIABILITIES ARISING HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF NEW YORK.

The undersigned hereby irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York and of the United States District Court for the Southern District of New York in any action or proceeding brought against it under this Guarantee or under any document delivered by it in connection herewith or called for by the Portfolio Management Agreement.

No delay on the part of its exercise of, or the failure to exercise, any right or remedy shall be deemed a waiver of any obligation of the undersigned or right of the Guaranteed Parties. This Guarantee may be modified, and the Guaranteed Parties’ rights hereunder waived, only by agreement in writing signed by each Guaranteed Party and the undersigned.

This Guarantee shall inure to the benefit of the Guaranteed Parties and their respective successors and permitted assigns, and shall bind the successors and assigns of the undersigned. The undersigned hereby acknowledges that the Collateral Agent is the beneficiary of a collateral assignment of this Guarantee pursuant to Section 8.02 of the Loan and Security Agreement.

This Guarantee may not be assigned by the undersigned without the prior written consent of each Guaranteed Party. Upon any assignment to, and assumption by, an assignee of the undersigned’s obligations hereunder in accordance with the foregoing sentence, the undersigned shall be released with immediate effect from any and all of its obligations hereunder.

IN WITNESS WHEREOF, this Guarantee has been duly executed by the undersigned this 26th day of August, 2016.

CĪON INVESTMENT CORPORATION

By:	/s/ Michael A. Reisner
Name: Michael A. Reisner
Title: Co-President and Co-CEO